Exhibit A

Asset Purchase Agreement

        This ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of July 28, 2003 by and among the Siegel Family Revocable Trust (the “Trust”) and Medical Technology Systems, Inc., a Delaware corporation (the “Company”). The Trust and the Company are collectively referred to as the “Parties.”

Background

        The Trust licenses the Patent Rights (as defined below) to the Company pursuant to the License Agreement (as defined below). The Company currently owes the Trust $348,000 in royalty payments due under the License Agreement. The Trust desires to sell to the Company, and the Company desires to purchase, the Patent Rights (as defined below) from the Trust in exchange for the payment by the Company to the Trust of the Purchase Price (as defined below), all in accordance with the terms and conditions set forth in this Agreement.

        In consideration of the mutual covenants and agreements set forth below, the Parties agree as follows:

Terms

    1.        Definitions.   For the purposes of this Agreement, the following terms shall have the following meanings:

               (a)     “Devices” shall mean the equipment and supplies covered by the Patent Rights.

               (b)     “Know how” shall mean all operating details and instructions, both written and oral, of the Trust for the manufacture, use, promotion and sale of the Devices.

               (c)        “License Agreement” means that certain License Agreement, dated as of October 14, 1986, by and between the Trust and DRG Consultants, Inc. (“DRG”) (which was assigned by DRG to the Company on October 14, 1986 pursuant to an Agreement and Plan of Reorganization between the Company and DRG), as amended on September 2, 1990 pursuant to an Agreement between the Company and the Trust.

               (d)        “Patent Rights” shall mean (i) the patents and patent applications set forth on the Patent Rights Schedule owned or controlled by the Trust and related to equipment and supplies used in packaging medication in punch cards (which is the basis of the equipment and processes which the Company uses and sells in its business), and (ii) “know how”.

               (e)        “Securities Act” means the Securities Act of 1933, as amended and the regulations promulgated thereunder.

               (f)        “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

2.

    2.        Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Trust sells to the Company, and the Company purchases from the Trust, the Patent Rights, including all of the Trust’s entire right, title and interest, in all countries throughout the world, including the rights to claim convention priority, in and to any and all improvements disclosed in the Patents Rights and the right to sue for past, present and future patent infringement of the Patent Rights.

    3.        Purchase Price and Forgiveness of Royalties. Simultaneous with the execution of this Agreement, the Company is paying to the Trust $1,480,000 (the “Purchase Price”) by delivery of a promissory note (the “Note”) in substantially the form attached to this Agreement as Exhibit A in the aggregate principal amount of $1,480,000. In consideration for the payment by the Company of the Purchase Price to the Trust, the Trust forgives the $348,000 in royalty payments currently due from the Company to the Trust under the License Agreement.

    4.        Company’s Closing Deliveries and Obligations. Simultaneous with the execution of this Agreement, the Company shall deliver to the Trust:

               (a)        a certificate representing the Note; and

               (b)        an Assignment and Assumption Agreement, in the form attached as Exhibit B (the “Assignment and Assumption Agreement”), executed by the Company.

    5.        Trust’s Closing Deliveries. Upon the execution of this Agreement, the Trust shall deliver to the Company the Assignment and Assumption Agreement, executed by the Trust.

    6.        Representations and Warranties of the Company. The Company makes the following representations and warranties to the Trust:

               (a)        Existence. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required.

               (b)        Authorization. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Company Transaction Documents (as defined below) and for the due authorization, issuance and delivery of the Note.

               (c)        No Breach. The execution, delivery and performance of this Agreement and any other agreement or instrument executed by the Company in connection with this Agreement, including without limitation, the Note (the “Company Transaction Documents”), constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

2.

The execution and delivery by the Company of the Company Transaction Documents to which the Company is a party, the issuance of the Note under this Agreement, and the fulfillment of and compliance with the respective terms of this Agreement by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s certificate of incorporation or bylaws, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

               (d)        Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority (except as may be required under federal and state securities laws) is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated by this Agreement, or the consummation by the Company of any other transactions contemplated by this Agreement, except as expressly contemplated in this Agreement or in the Schedules to this Agreement.

    7.        Representations and Warranties of the Trust. The Trust makes the following representations and warranties to the Company.

               (a)        Authority. The execution, delivery and performance of this Agreement and any other agreement or instrument executed by the Trust in connection with this Agreement (the “Trust Transaction Documents”), constitutes a valid and binding obligation of the Trust.

               (b)        No Breach. The execution, delivery and performance by the Trust of the Trust Transaction Documents to which the Trust is a party and the fulfillment of and compliance with the respective terms of this Agreement by the Trust, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Trust’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, or any law, statute, rule or regulation to which the Trust is subject, or any agreement, instrument, order, judgment or decree to which the Trust is subject.

               (c)        Title to Assets. Except for the rights granted to the Company pursuant to the License Agreement, the Trust has exclusive ownership of, free and clear of Security Interests, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses licenses or other rights to use, the Patent Rights.

3.

               (d)        Intellectual Property.

                           (i)        The Patent Rights do not infringe any patent, trademark, copyright, trade secret rights of any third parties or any other intellectual property rights of any third parties. The Trust has not received written notice from any third party asserting that the Patent Rights are invalid or unenforceable.

                           (ii)         Except for the license granted to the Company pursuant to the License Agreement, the Trust has not licensed or otherwise granted permission to use the Patent Rights to any person or entity, other than the Trust.

                           (iii)         There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Trust’s knowledge, threatened against or affecting the Trust, or pending or threatened by the Trust against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality in connection with or related to the Patent Rights.

                           (iv)         The Trust hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this Agreement.

               (e)        Investment. The Trust is acquiring the Note for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution of the Note. The Trust further represents that it understands that the Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act. The Trust represents that it understands that the Note may only be transferred pursuant to a registration statement or an exemption from registration and there is not currently any public market for the Note. The Trust is an Accredited Investor (as defined by the Securities Act Rule 501(a)) and is able to bear the economic risk and lack of liquidity inherent in holding the Note.

               (f)        Investigation by the Trust. The Trust has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company which included the review of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission on June 30, 2003. In entering into this Agreement, the Trust acknowledges that it has relied solely upon its own knowledge, investigation, review and analysis of the Company, and not on any representations of the Company or its representatives.

    8.        Restrictive Legend. The certificate representing the Note subject to this Agreement shall have the following legends attached:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN ANY MANNER ABSENT EITHER REGISTRATION UNDER THE ACT AND UNDER EVERY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT REGISTRATION UNDER THOSE LAWS IS NOT REQUIRED.

4.

The Trust irrevocably appoints and designates the person who is from time to time the Secretary of the Company as such person’s attorney-in-fact, for and on its behalf, to cause the legend described above to be placed on the certificate representing the Note.

    9.        Indemnification. Subject to Section 10:

               (a)     Indemnification of the Trust. The Company shall indemnify the Trust and hold the Trust harmless from and against any and all damages, losses, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys’ and accountants’ fees) (collectively, “Losses”) of or against the Trust resulting from (i) any misrepresentation or breach of warranty in this Agreement or (ii) any nonfulfillment of any agreement or covenant contained in this Agreement.

               (b)     Indemnification of the Company. The Trust shall indemnify the Company and its officers, directors and shareholders (collectively, the “Company Indemnified Parties”) and hold each of the Company Indemnified Parties harmless from and against any and all Losses of or against the Company Indemnified Parties resulting from (i) any misrepresentation or breach of warranty in this Agreement on the part of the Trust or (ii) any nonfulfillment of any agreement or covenant contained in this Agreement.

               (c)     Procedure Relative to Indemnification.

                           (i)         In the event that any Party shall claim that it is entitled to be indemnified pursuant to the terms of this Section 9 (the “Claiming Party”), the Claiming Party shall so notify the Party against which the claim is made (the “Indemnifying Party”) in writing of such claim within thirty days after the Claiming Party receives notice of any action, proceeding, demand or assessment or otherwise has received notice of any claim of a third party that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall specify the breach of representation, warranty, agreement or covenant claimed by the Claiming Party and the Losses incurred by, or imposed upon the Claiming Party on account thereof. If such Losses are liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

                           (ii)         The following provisions shall apply to any claim of the Claiming Party which is based upon (A) a suit, action or proceeding filed or instituted by any third party, or (B) any form of proceeding or assessment instituted by any governmental entity.

5.

                                         (1)     If any third party shall notify any Claiming Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim of indemnification from the Indemnifying Party under this Section 9, then the Claiming Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Claiming Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

                                         (2)     The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Claiming Party at any time within 15 days after the Claiming Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Claiming Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

                                         (3)     So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 9(c)(ii)(2) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Claiming Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Claiming Party and (B) the Claiming Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                                         (4)     In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 9(c)(ii)(2) above, however, (A) the Claiming Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Claiming Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Losses the Claiming Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

               (d)     Determination of Amount of Claim for Indemnification. In determining the amount of any and all Losses under this Section 9, such amount shall be net of insurance proceeds actually received on account of such Loss.

    10.        Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by any party in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement for a period of three years (and thereafter shall be of no force or effect), regardless of any investigation made by the Trust.

    11.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other party.

6.

    12.        Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of Florida without giving effect to any choice or conflict of law provision or rule (whether of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Florida.

    13.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    14.        Notice. All notices and other communications made pursuant to this Agreement shall be in writing and will be sufficient if delivered by hand, registered or certified mail (postage prepaid), or by overnight delivery service, to the persons at the address set forth below (or at such other address as may be provided in a notice delivered pursuant to this Section 14), and shall be deemed effective as of the date delivered.

      If to the Company: If to the Siegel Family Revocable Trust

Medical Technology Systems, Inc.	Siegel Family Revocable Trust

Medical Technology Systems, Inc.	Siegel Family Revocable Trust
12920 Automobile Blvd.	10043 Windtree Boulevard
Clearwater, Florida 33762	Seminole, Florida 33772
Attention: Todd Siegel	Attention: Todd Siegel, as Trustee of Siegel Family Revocable Trust
Phone: (727) 576-6311	Phone: (727) 576-6311
Facsimile: (727) 540-0547	Facsimile: (727) 573-1100

    15.        Amendment or Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either party to this Agreement of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    16.        Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement, including, without limitation, the License Agreement.

    17.        Headings. The paragraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    18.        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdictin.

7.

    19.        Expenses. Except as the Parties may otherwise mutually agree, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing sentence, all sales, transfer, documentary and similar taxes, fees and assessments, if any, payable in connection with the sale, conveyance, assignment, transfers and deliveries made by the Trust or the Company in connection with this Agreement, including, without limitation, the issuance of the Note, shall be paid by the Company.

8.

        IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of date first written above.

THE COMPANY

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:

Name:

Title:

THE TRUST:

Todd Siegel, as Trustee of the Siegel Family Revocable Trust

9.

EXHIBIT A

Company’s Promissory Note

PROMISSORY NOTE

$1,480,000	July 28, 2003

FOR VALUE RECEIVED the undersigned, Medical Technology Systems, Inc., a Delaware corporation, with an address of 12920 Automobile Blvd., Clearwater, Florida 33762 (the “Debtor”), promises to pay to the Siegel Family Revocable Trust (the “Holder”) at 10043 Windtree Boulevard, Seminole, Florida 33772 or at such other address the Holder may designate, the principal sum of One Million Four Hundred Eighty Thousand dollars ($1,480,000) plus interest on the outstanding principal balance at the rate of 6.25% per annum, from the date of this Note until payment is made in full.

        The principal of this Note shall be payable in sixty equal payments of $28,784.92 (which includes accrued interest), payable monthly, beginning on August 1, 2003 and ending on August 1, 2008.

        This Note may be prepaid at any time, in full or in part, without penalty or premium. An event of default will occur under this Note if the Debtor fails to make a payment before 5:00 p.m., eastern time, on the day such payment is due. An event of default under this Note will become a default if not cured within ten days of notice of such event of default is conveyed by the Holder to the Debtor. In the case of a default, the Holder may declare the entire principal amount of this Note, including accrued interest, immediately due and payable. The Debtor shall pay all costs of collection, including reasonable attorneys fees at all levels of proceedings.

        The Debtor and any other party liable for the payment of any amount due under this Note waive presentment, protest and demand, notice of protest, and dishonor. The Debtor and any other party liable for the payment of this Note expressly consent to any extensions and renewals, in whole or in part, and all delays in time of performance which the Holder may grant at any time and from time to time, without limitation and without any notice or further consent of such persons. Neither party shall assign this Note without the written consent of the other party and such consent shall not be unreasonably withheld.

        No failure by the Holder to exercise any right or remedy shall be deemed to be a waiver or release of such right or remedy, and any waiver or release may be effected only through a written document executed by the Holder and then only to the extent specifically recited in such document.

        This Note shall be governed by and construed under the laws of Florida, without regard to principles of conflict of laws.

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:

Name:

Title::

EXHIBIT B

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered as of July 28, 2003 between the Siegel Family Revocable Trust (the “Trust”) and Medical Technology Systems, Inc., a Delaware corporation (the “Company”).

BACKGROUND

        The Company and the Trust are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of the date of this Assignment, whereby the Company is purchasing from the Trust the Patent Rights. The Company and the Trust desire for the Trust to assign the Patent Rights to the Company, and for the Company to accept such assignment of the Patent Rights. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

        In consideration of the foregoing and of the mutual covenants set forth in this Assignment and other good and valuable consideration, the Parties agree as follows:

TERMS

    1.        Assignment by the Trust. The Trust transfers and assigns to the Company and its successors and assigns all of the Trust’s right, title and interest in and to all of the Patent Rights.

    2.        Assumption by the Company. The Company accepts the assignment of the Trust’s right, title and interest in and to the Patent Rights.

    3.        Further Assurances. It is the intention of the Parties that the Patent Rights shall be transferred by the Trust to the Company and accepted from the Trust, as provided in the Asset Purchase Agreement. The Parties therefore agree that each shall execute any additional documents that may hereafter reasonably be requested by the other in order to more fully to effectuate such transfer, assignment, and assumption.

    4.        Governing Law. This Assignment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of Florida applicable to contracts made in Florida.

    5.        Multiple Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original instrument. Facsimile copies of executed documents shall be deemed originals for all purposes.

    6.        Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Except for the Asset Purchase Agreement and the other closing documents executed by the Trust and the Company pursuant to it, this Assignment records the entire understanding between the parties regarding the assignment of the Patent Rights and supersedes any previous or contemporaneous agreement, understanding, or representation, oral or written, by either of them.

        IN WITNESS WHEREOF, the Parties have executed this Assignment on the date first above written.

THE COMPANY

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:

Name:

Title:

THE TRUST:

Todd Siegel, as Trustee of the Siegel Family Revocable Trust

2.

Patent Rights Schedule

Patent Description		U.S. Patent No.	Issue Date

1.	Medication Blister Card	DES 306,825	03/27/90
2.	Multi-Cavity Medication Card Crusher (Deblister Machine)	4,694,996	09/22/87
3.	Dedicated Multi-Cavity Dispenser for Solids (MTS 300)	4,834,264	05/30/89
4.	Slideable Dispenser for Solids (MTS 300) (Canadian)	1,266,634	03/13/90
5.	Sealing Apparatus (MTS 300)	4,776,150	10/11/88
6.	Medication Dispensing Identifier Method	4,730,849	03/15/88
7.	Medication Dispensing Identifier System	4,732,411	03/22/88
8.	Medication Compliance Aid for Unit Dose Packaging (Gordon)	4,617,557	10/14/86

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